                      TELE NORTE LESTE PARTICIPACOES S.A.
                            A PUBLICLY HELD COMPANY
                         CNPJ/MF No. 02.558.134/0001-58
                               NIRE 3330026253-9

               MINUTES OF THE 261ST EXTRAORDINARY MEETING OF THE
                   BOARD OF DIRECTORS HELD ON AUGUST 31, 2005

I. DATE, TIME AND PLACE OF THE MEETING: On August 31, 2005, at 10:30 a.m., at the Board's Meeting Room located at Praia de Botafogo 300, 11th floor, room 1101, Botafogo, in the City of Rio de Janeiro, State of Rio de Janeiro. II.
QUORUM: Board members representing a majority of the undersigned acting members of the Board of Directors, with the presence of the Fiscal Board's representative Mr. Fernando Linhares Filho, for the purposes of article 163, III of Law 6404/76. III. CALL NOTICE: The call notice was made by individual messages sent to the Board members. IV. PRESIDING BOARD: Chairman - Mr. Fersen Lamas Lambranho and Secretary - Mr. Jose Augusto da Gama Figueira. V. AGENDA: To rectify the amount of the Company's capital in order to correct a difference of forty-four reais and thirty-five centavos (R$ 44.35), which was mistakenly stated in the minutes of the 254th and 256th Extraordinary Meetings of the Board of Directors. VI. RESOLUTIONS: Upon commencement of the meeting, the members approved the rectification of the Company's capital from four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and thirty-nine reais and twenty-eight centavos (R$ 4,688,730,739.28) to four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and eighty-three reais and sixty-three centavos (R$ 4,688,730,783.63), thus correcting a difference of forty-four reais and thirty-five centavos (R$ 44.35), which was mistakenly stated in the minutes of the 254th and 256th Extraordinary Meetings of the Company's Board of Directors. As a result of the rectification resolved on herein, article 5 of the Company's Bylaws shall have the following new wording, and the respective registrations shall be arranged: "Article 5: The Company's share capital, fully subscribed for and paid up, is four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and eighty-three reais and sixty-three centavos (R$ 4,688,730,783.63), represented by three hundred and ninety-one million eight hundred and thirty-five thousand one hundred and ninety-five (391,835,195) shares, of

                                             TELE NORTE LESTE PARTICIPACOES S/A.

which one hundred and thirty million six hundred and eleven thousand seven hundred and thirty-two (130,611,732) are common shares and two hundred and sixty-one million two hundred and twenty-three thousand four hundred and sixty-three (261,223,463) are preferred shares, all registered and nonpar".
VII. CLOSING: As there was nothing else to be discussed, these Minutes were drawn up, which after read and found to be in order, were approved and signed by all those present. Rio de Janeiro, August 31, 2005.

                         JOSE AUGUSTO DA GAMA FIGUEIRA

                                   Secretary

                                             TELE NORTE LESTE PARTICIPACOES S/A.

                      TELE NORTE LESTE PARTICIPACOES S.A.
                            A PUBLICLY HELD COMPANY
                         CNPJ/MF No. 02.558.134/0001-58
                               NIRE 3330026253-9

               MINUTES OF THE 256TH EXTRAORDINARY MEETING OF THE
                    BOARD OF DIRECTORS HELD ON MAY 25, 2005

I. DATE, TIME AND PLACE OF THE MEETING: On May 25, 2005, at 9:00 a.m., at the Board's Meeting Room located at Praia de Botafogo 300, 11th floor, room 1101, Botafogo, in the City of Rio de Janeiro, State of Rio de Janeiro. II. QUORUM:
Board members representing a majority of the undersigned acting members of the Board of Directors, with the presence of the Fiscal Board's representative Mr. Fernando Linhares Filho, for the purposes of article 163, III of Law 6404/76.
III. CALL NOTICE: The call notice was made by individual messages sent to the Board members. IV. PRESIDING BOARD: Chairman - Mr. Fersen Lamas Lambranho and Secretary - Mr. Jose Augusto da Gama Figueira. V. AGENDA: To rectify the wording of item (v) of the minutes of the 254th Extraordinary Meeting of the Board of Directors, which approves the capital increase within the limit authorized under article 6 of the Bylaws, by means of the incorporation of a "special premium reserve" sum. VI. RESOLUTIONS: Upon commencement of the meeting, the members approved rectification of the wording of item (v) approved under the terms of the Agenda for the minutes of the 254th Extraordinary Meeting of the Company's Board of Directors held on April 12, 2005, which hereby takes effect with the following wording: "(v) therefore, as a result of the capital increase resolved on herein, article 5 of the Company's Bylaws shall have the following new wording, and the respective registrations shall be arranged: "Article 5: The Company's share capital, fully subscribed for and paid up, is four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and thirty-nine reais and twenty-eight centavos (R$ 4,688,730,739.28), represented by three hundred and ninety-one million eight hundred and thirty-five thousand one hundred and ninety-five (391,835,195) shares, of which one hundred and thirty million six hundred and eleven thousand seven hundred and thirty-two (130,611,732) are common shares and two hundred and sixty-one million two hundred and twenty-three thousand four hundred and sixty-three
(261,223,463) are preferred shares, all registered and nonpar". VII. CLOSING:

                                             TELE NORTE LESTE PARTICIPACOES S/A.

As there was nothing else to be discussed, these Minutes were drawn up, which after read and found to be in order, were approved and signed by all those present. Rio de Janeiro, May 25, 2005.

                         JOSE AUGUSTO DA GAMA FIGUEIRA

                                   Secretary

                                             TELE NORTE LESTE PARTICIPACOES S/A.

                      TELE NORTE LESTE PARTICIPACOES S.A.
                             A PUBLICLY HELD COMPANY
                         CNPJ/MF No. 02.558.134/0001-58
                                NIRE 3330026253-9

                MINUTES OF THE 254TH EXTRAORDINARY MEETING OF THE
                    BOARD OF DIRECTORS HELD ON APRIL 12, 2005

I. DATE, TIME AND PLACE OF THE MEETING: On April 12, 2005, at 5:30 p.m., at the Board's Meeting Room located at Praia de Botafogo 300, 11th floor, room 1101, Botafogo, in the City of Rio de Janeiro, State of Rio de Janeiro. II. QUORUM:
Board members representing a majority of the undersigned acting members of the Board of Directors, with the presence of the Fiscal Board's representative Mr. Fernando Linhares Filho, for the purposes of article 163, III of Law 6404/76.
III. CALL NOTICE: The call notice was effected by individual messages sent to the Board members. IV. PRESIDING BOARD: Chairman - Mr. Fersen Lamas Lambranho and Secretary - Mr. Jose Augusto da Gama Figueira. V. AGENDA: Capital increase within the limit authorized under article 6 of the Bylaws, by means of the incorporation of a "special premium reserve" sum. VI. RESOLUTIONS: The Board members unanimously decided, pursuant to article 6 of the Bylaws, to increase the share capital through the incorporation of a "special premium reserve" amount of up to one hundred and fifty-four million two hundred and thirty-seven thousand nine hundred and sixteen reais and one centavo (R$ 154,237,916.01), which corresponds to the tax benefit earned by the Company as a result of the amortization of the premium resulting from the merger transaction carried out on December 30, 1999, according to the Securities Commission (CVM) Rulings Nos. 319, 320 and 349, respectively, dated December 03 and 06, 1999, and March 06, 2001, which benefit was approved at the Annual General Meeting of Tele Norte Leste Participacoes S.A. held on April 12, 2005, which examined the Company's financial statements for the year ended at December 31, 2004. In view of the capital increase approved hereunder, three million nine hundred and sixteen thousand three hundred and twenty-three (3,916,323) new shares are issued, of which one million three hundred and five thousand four hundred and forty-one (1,305,441) are common shares and two million six hundred and ten thousand eight hundred and eighty-two (2,610,882) are

                                             TELE NORTE LESTE PARTICIPACOES S/A.

preferred shares of the same types and classes as those currently established in the Company's Bylaws. Therefore, since both preferred shares and common shares have daily liquidity and negotiability at BOVESPA, as well as different quotations, the issue prices have been determined based on the weighted average of the respective average quotations for common shares and preferred shares at such Stock Exchange, ascertained over a period of two weeks prior to this date, less the amount of dividends, as decided at the annual general meeting held in 2004, and less a discount of five percent (5%). Therefore, the issue will contemplate the amounts of forty-five reais and seventy-three centavos (R$45.73) for the common shares and thirty-six reais and twenty-one centavos (R$36.21) for the preferred shares. The Company's share capital, fully subscribed for and paid up, will consequently raise from four billion five hundred and thirty-four million four hundred and ninety-two thousand eight hundred and sixty-seven reais and sixty-two centavos (R$4,534,492,867.62) to four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and thirty-nine reais and twenty-eight centavos (R$4,688,730,739.28), represented by three hundred and ninety-one million eight hundred and thirty-five thousand one hundred and ninety-five (391,835,195) shares, of which one hundred and thirty million six hundred and eleven thousand seven hundred and thirty-two (130,611,732) are common shares and two hundred and sixty-one million two hundred and thirty-three thousand four hundred and sixty-three (261,233,463) are preferred shares. The shareholders also clarified the following: (i) pursuant to article 7 of Securities Commission Ruling No. 319, the capitalization of the "special premium reserve" amount approved herein is made to the benefit of the Company's controlling shareholder, Telemar Participacoes S.A., with the other shareholders of Tele Norte Leste Participacoes S.A. being assured, during the period of thirty (30) days beginning on April 25, 2005 and ending on May 24, 2005, the preemptive right for subscription of this increase ratably to their holdings and according to article 171, paragraph 2 of Law 6404/76, (ii) that the number of shares that may be acquired by the shareholders as a result of the preemptive right assured thereto will be calculated based on the number of outstanding shares of the Company, thus excluding the current treasury shares;
(iii) that the preemptive right of the shareholders will be exercised with regard to the same type of shares held thereby and in the same proportion existing prior to the increase. The common and preferred shares representing the capital increase approved hereunder will be entitled to full dividends regarding the fiscal year beginning on January 01, 2005 and to any benefits that may be

                                             TELE NORTE LESTE PARTICIPACOES S/A.

deliberated; (iv) considering that the shares issued herein are fully paid up by the controlling shareholder Telemar Participacoes S.A., the increase decided herein is ratified on this same occasion; (v) therefore, as a result of the capital increase resolved on herein, article 5 of the Company's Bylaws shall have the following new wording, and the respective registrations shall be arranged: "Article 5: The Company's share capital, fully subscribed for and paid up, is four billion six hundred and eighty-eight million seven hundred and thirty thousand seven hundred and thirty-nine reais and twenty-eight centavos (R$ 4,688,730,739.28), represented by three hundred and ninety-one million eight hundred and thirty-five thousand one hundred and ninety-five (391,835,195) shares, of which one hundred and thirty million six hundred and eleven thousand seven hundred and thirty-two (130,611,732) are common shares and two hundred and sixty-one million two hundred and thirty-three thousand four hundred and sixty-three (261,233,463) are preferred shares, all registered and nonpar". VII.
CLOSING: As there was nothing else to be discussed, these Minutes were drawn up, which after read and found to be in order, were approved and signed by all those present. Rio de Janeiro, April 12, 2005.

                          JOSE AUGUSTO DA GAMA FIGUEIRA

                                    Secretary

                                             TELE NORTE LESTE PARTICIPACOES S/A.

                                                                  (TELEMAR LOGO)

                       TELE NORTE LESTE PARTICIPACOES S.A.
        Corporate Taxpayer Registration ("CNPJ/MF") # 02.558.134/0001-58
               Company Registration Number ("NIRE") 33 3 0026253 9
                              Publicly-held Company

Minutes of the Extraordinary General Meeting of Tele Norte Leste Participacoes S.A., held on December 29, 2004, in a second call, drawn up in summary as provided for by Section 1, article 14, of the Bylaws:

1. PLACE, DATE, AND TIME: held at the Company's main place of business, located at Rua Humberto de Campos, 425, 8o andar, Leblon, in the City of Rio de Janeiro, State of Rio de Janeiro, on December 29, 2004, at 2: 30 p.m.

2. ORDER OF THE DAY: (1) Analyze the execution of the following agreements between the companies TNL Contax S.A. ("Contax") and Telemar Norte Leste S.A. ("TMAR"): (i) Call Center Services Agreement by Contax to TMAR and to TNL PCS S.A.; and (ii) Telecom Services Agreement by TMAR to Contax; (2) Analyze the reduction of the Company's capital, in the amount corresponding to its investment in Contax Participacoes S/A, as verified in an Evaluation Report prepared by Apsis Consultoria Empresarial, on the basic date of 11/30/2004, with the consequent delivery to the Company's shareholders of Contax Participacoes S/A's shares, in the same interest proportion held thereby in Company's capital;
(3) Change the wording of articles 5 and 6 of the Bylaws, as a result of the capital reduction referred to in item 2 above, as well as the grouping of shares, approved in the Extraordinary General Meeting held on 05/24/2004, in order to adapt the number of shares in which the Company's capital is divided, and also the number of shares by which the Company is authorized to increase the capital upon resolution of the Board of Directors (authorized capital); and (4) Elect a member for the Board of Directors for continuation of term, for the position filled pursuant to article 150, Law # 6.404/76.

3. CALL: The call for the meeting, which was not held, of 12/17/2004, was published, in a 1st call, in the State Gazette "Diario Oficial do Estado do Rio de Janeiro", part V, on 12/02/2004, page 06, 12/03/2004, page 04 and 12/06/2004, page 03, and in the newspaper "Valor Economico - Edicao Nacional", on 12/02/2004, page A4, 12/3/2004, page B7 and 12/06/2004, page B3, and in a 2nd call, in the State Gazette "Diario Oficial do Estado do Rio de Janeiro", part V, on 12/20/2004, page 09, 12/21/2004, page 03 and 12/22/2004, page 09,

                                              TELE NORTE LESTE PARTICIPACOES S/A

                                                                  (TELEMAR LOGO)

and in the newspaper "Valor Economico - Edicao Nacional", on 12/20/2004, page B3, 12/21/2004, page A8, and 12/22/2004, page C4.

4. ATTENDANCE: shareholders representing more than 55% of the voting capital, according to the signatures appearing in the Shareholders Attendance Book, and Messrs. Julio Cesar Pinto, director, and Jose Augusto da Gama Figueira, shareholder and legal director.

5. BOARD: Chairman: Mr. Leonardo Roslindo Pimenta; Secretary Mrs. Eliana Jacinta de Azevedo Teixeira.

6. RESOLUTIONS:

The shareholders representing more than 55% of the Company's voting capital present at the Meeting adopted the following resolutions:

A) Following the opening of the Meeting, regarding item (1) of the Order of the day, the abstention of the shareholders was unanimously ratified, the votes of whom remained filed in the Company's main place of business, the execution of the following agreements between the companies TNL Contax S.A. ("Contax") and Telemar Norte Leste S.A. ("TMAR"): (i) Call Center Services Agreement by Contax to TMAR and to TNL PCS S.A.; and (ii) Telecom Services Agreement by TMAR to Contax;

B) Regarding item (2) of the Order of the day, the reduction of the company's capital was unanimously approved in the amount of R$277,528,151.37 (two hundred and seventy-seven million, five hundred and twenty-eight, one hundred and fifty-one reais and thirty-seven centavos), corresponding the investment held thereby in Contax Participacoes S/A, evaluated in Evaluation Report prepared by the specialized company Apsis Consultoria Empresarial, on the basic date of 11/30/2004, with the consequent delivery to the Company's shareholders of Contax Participacoes S/A's shares, in the same interest proportion held thereby in Company's capital, that is, per share held in Tele Norte Leste Participacoes S/A, each of the company's shareholders shall receive one (1) share of Contax Participacoes S/A, of the same kind. It was further explained that the Company's shares shall only be negotiated "ex-return of the capital in shares of Contax Participacoes S/A" (that is, without the right to receive shares of Contax Participacoes S/A by virtue of the capital reduction) after the sixty (60) day legal term for the opposition of creditors and that,

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

on a date close to the end of such term, the Company shall disclose a Notice to Shareholders indicating, among other information, the dates on which (a) the Company's shares shall be negotiated "ex- return of capital of shares of Contax Participacoes S/A", and (b) the shares of Contax Participacoes shall effectively become the property of the Company's shareholders, and shall be negotiated at BOVESPA;

C) Regarding item (3) of the Order of the Day, unanimously approved were: (I) the change of the wording of the heading of art. 5 of the Company's Bylaws, as a result of the capital reduction referred to in item "b" above, as well as the grouping of shares, approved in the Extraordinary General Meeting held on 05/24/2004, in order to adapt the number of shares in which the Company's capital is divided Company's capital. The heading of art. 5 of the Company's Bylaws shall be read as follows: "Art. 5 - The subscribed, and fully paid-up capital of the Company amounts to R$4,534,492,867.62 (four billion, five hundred and thirty-four million, four hundred and ninety-two thousand, eight hundred and sixty-seven reais, and sixty-two centavos), represented by 387,918,872 (three hundred and eighty-seven million, nine hundred and eighteen thousand, eight hundred and seventy-two) shares, of which 129,306,291 (one hundred and twenty-nine million, three hundred and six thousand, two hundred and ninety-one) are common shares, and 258,612,581 (two hundred and fifty-eight million, six hundred and twelve thousand, five hundred and eighty-one) are preferred shares, all being registered shares without par value."; and (II) the change of the wording of the heading of art. 6 of the Company's Bylaws, as a result of the grouping of shares, approved in the Extraordinary General Meeting held on 05/24/2004, in order to adapt the number of shares by which the Company is authorized to increase the capital upon resolution of the Board of Directors (authorized capital). The heading of art. 7 of the Company's Bylaws shall be read as follows: "Art. 6 - The Company is authorized to increase its capital upon resolution of the Board of Directors, up to the limit of 700,000,000 (seven hundred million) common or preferred shares, without any requirement regarding proportion among them, subject to the legal limit of 2/3 (two thirds) for the issuance of preferred shares without voting rights".

The other articles of the Bylaws not expressly changed shall remain unchanged. The restatement of the Company's Bylaws was unanimously approved, and is attached hereto (ATTACHMENT I), with the changes herein approved.

D) Regarding item (4) of the Order of the Day, with the abstention of the shareholders the votes of whom are filed with the Company, it was unanimous ratified the election of Mr. JOSE BOTAFOGO GONCALVES, a Brazilian citizen, married, diplomat, bearer of the

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

identification card # 3369, issued by the Ministry of Foreign Affairs, registered with the Individual Taxpayers Roll ("CPF/MF") under number 024.376.781-15, with offices at Rua Guilhermina Guinle, 127, Botafogo, Rio de Janeiro - RJ, to compose the Board of Directors, as an effective member, in supplementation of the term, for the position filled as provided in article 150, Law # 6.404/76, in substitution of Mr. MAURICIO BORGES LEMOS, elected in the Ordinary General Meeting held on March 1, 2004, who resigned the position, and shall remain a substitute member of the Member elected, Mr. ROBERTO ZURLI MACHADO, also elected in the Ordinary General Meeting held on March 1, 2004. It was further resolved that the Member elected is not involved in the prohibitions provided for in article 162, Law # 6.404/76, which prevents him from performing the duties for which he was elected.

7. ADJOURNMENT: The shareholders Gilberto Souza Esmeraldo and Jose Teixeira de Oliveira requested the minutes to record acclamation to the Company's management, particularly to the Investors Relations Board, for the implementation of the transactions hereunder (capital reduction and grouping of shares), with the usual transparence, including to adapt the Company to BOVESPA's policy to encourage the negotiation of shares per unit quotation. There being no further business to be transacted, this minutes was drawn up and then read, approved, and signed by the shareholders representing the majority of the Company's capital, subject to the abstentions, authorized the publication of the minutes without the signatures of the shareholders present, pursuant to art. 130, Section 2, Law # 6.404/ 76. This is a true copy of the original recorded in the Company's Book of Minutes. Rio de Janeiro, December 29, 2.004.

                       ELIANA JACINTA DE AZEVEDO TEIXEIRA
                                   Secretary

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

                       TELE NORTE LESTE PARTICIPACOES S/A
                           CNPJ/MF 02.558.134/0001-58
                              NIRE 33 300.26253-9
                                 Public Company

                                    ANNEX 1

                                     BYLAWS

CHAPTER I - CHARACTERISTICS OF THE COMPANY

Art. 1 - TELE NORTE LESTE PARTICIPACOES S.A is a public company ruled by these Bylaws and by the applicable legislation.

Art. 2 - The purpose of the Company is:

I. to exercise the control of fixed telephone public utility companies in Region 1 referred to in the General Concession Plan approved by Decree no. 2.534, dated of April 2, 1998;

II. to promote through controlled or affiliated companies the expansion and set up of fixed telephone services in their respective concession area;

III. to promote, carry out or direct the funding, from domestic or foreign sources, to be invested by the Company or by its controlled companies;

IV. to promote and encourage study and research activities aiming the development of the fixed telephone segment;

V. to provide through controlled or affiliated companies skilled technical services related to the fixed telephone area;

VI. to promote, encourage and coordinate through its controlled or affiliated companies the education and training of personnel necessary to the fixed telephone segment;

VII. to carry out or promote goods and services' importation to or through its controlled and/or affiliated companies;

VIII. to exercise other activities similar to related to the purpose thereof;
     and

IX.  to hold interest in the capital of other companies.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

Art. 3 - The head office of the Company is in the City of Rio de Janeiro, State of Rio de Janeiro, and it may create or extinguish, by resolution of the Board of Directors, branches, agencies, offices, departments and representations anywhere in the domestic territory or abroad.

Art. 4 - The duration of the Company will be undetermined.

                                   CHAPTER II

                                 CAPITAL STOCK

Art. 5 - The fully paid-in subscribed capital stock is of R$4,534,492,867.62 (four billion, five hundred and thirty-four million, four hundred and ninety-two thousand, eight hundred and sixty-seven reais and sixty-two centavos), represented by 387,918,872 (three hundred and eighty-seven million, nine hundred and eighteen thousand, eight hundred and seventy two) shares, being 129,306,291 (one hundred and twenty-nine million, three hundred and six thousand, two hundred and ninety-one) common shares and 258,612,581 (two hundred and fifty-eight million, six hundred and twelve thousand, five hundred and eighty-one) preferred shares, all of them registered and without par value.

Sole Paragraph - The Company's are book entry shares, being maintained in a deposit account on behalf of the holders thereof in an institution qualified to provide such services.

Art. 6 - The Company is authorized to increase its capital stock by resolution of the Board of Directors up to the limit of 700,000,000 (seven hundred million) common or preferred shares, those shares not being required to be proportional in relation to each other, respected the legal limit of 2/3 (two third) for the issue of preferred shares without voting rights.

Sole Paragraph - Within the limit for authorization of capital stock increase discussed in caput of this article and in accordance with the plan approved by General Meeting, the

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

Board of Directors may approve the granting of a share purchase option to its administrators, employees and individuals providing services to the Company or the companies controlled by it.

Art. 7 - Within the limit of the authorized capital, by resolution of the Board of Directors, the preemptive right for issue of shares, debentures or founder's shares convertible in shares and subscription warrants, the placement of which shall be made through:

I.   public issue or sale in stock exchange;

II. exchange for shares in a public offer for control acquisition, in the terms of articles 257 to 263 of Law no. 6.404, of 12/15/1976; and

III. enjoyment of tax incentives, in the terms of a special law.

ART. 8 - EACH COMMON SHARE IS ENTITLED TO ONE VOTE IN THE RESOLUTIONS OF THE GENERAL MEETING.

Art. 9 - Preferred shares are not entitled to vote, except in the assumption of the sole paragraph of art. 11 hereof, being ensured to them priority in capital reimbursement, without premium, and in the payment of minimum non-cumulative dividends of (a) 6% (six percent) per year upon the value resulting from the division of the subscribed capital by the total number of Company's shares, or
(b) 3% (three percent) of the net equity value of the share, prevailing which is higher between (a) and (b).

Sole Paragraph - Preferred shares will be entitled to vote, should the Company, during 3 (three) consecutive years, fail to pay the minimum dividends to which they are entitled to in the terms of caput hereof.

                                  CHAPTER III

GENERAL MEETING

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

                                                                  (TELEMAR LOGO)

Art. 10 - The General Meeting is the Company's senior body, with powers to resolve on all matters related to the purpose and to take actions which might be deemed convenient to the defense and advencement of the Company.

Art. 11 - Besides the attributions provided by law, the General Meeting shall solely:

I. AUTHORIZE THE ISSUE OF DEBENTURES CONVERTIBLE OR NOT INTO SHARES OR THE SELLING THEREOF, IN CASE OF TREASURY SHARES, AS WELL AS AUTHORIZE THE SALE OF DEBENTURES CONVERTIBLE INTO SHARES HELD BY IT ISSUED BY CONTROLLED COMPANIES, AND IT MAY DELEGATE TO THE BOARD OF DIRECTORS RESOLUTION ON: (I) THE TIME, MATURITY CONDITIONS, AMORTIZATION OR REDEMPTION; (II) THE TIME AND PAYMENT OF CONDITIONS OF INTEREST, PROFIT SHARING AND REIMBURSEMENT PREMIUM, IF ANY, AND (III) THE FORM OF SUBSCRIPTION OR PLACEMENT, AS WELL AS THE TYPE OF DEBENTURES;

II.  RESOLVE ON INTEREST IN A GROUP OF COMPANIES;

III. RESOLVE ON TRANSFORMATION, MERGER AND SPLIT-UP OF THE COMPANY, THE DISSOLUTION AND LIQUIDATION THEREOF, ELECT AND REMOVE LIQUIDATORS AND JUDGE ON THEIR ACCOUNTS;

IV. SUSPEND THE EXERCISE OF THE RIGHTS OF A SHAREHOLDER WHO FAILS TO COMPLY WITH OBLIGATIONS IMPOSED BY LAW OR THE BYLAWS;

V. ELECT OR REMOVE, AT ANY TIME, THE MEMBERS AND RESPECTIVE ALTERNATES OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE;

VI. ESTABLISH THE OVERALL OR INDIVIDUAL REMUNERATION OF THE MEMBERS OF THE BOARD OF DIRECTORS, THE EXECUTIVE BOARD AND THE AUDIT COMMITTEE;

VII. TAKE, ANNUALLY, THE ACCOUNTS OF THE ADMINISTRATORS AND RESOLVE ON THE FINANCIAL STATEMENTS PRESENTED BY THEM;

VIII. RESOLVE ON THE FILING OF A CIVIL LIABILITY CLAIM BY THE COMPANY AGAINST THE ADMINISTRATORS, FOR DAMAGES CAUSED TO THE EQUITY THEREOF, PURSUANT TO THE PROVISION ESTABLISHED IN ART. 159 OF LAW NO. 6.404/76;

IX. RESOLVE ON A CAPITAL STOCK INCREASE, IN AN AMOUNT IN EXCESS OF THE ONE AUTHORIZED HEREIN;

X. AUTHORIZE THE COMPANY TO ENTER INTO AN INDEMNIFICATION COMMITMENT AGREEMENT WITH THE MEMBERS OF THE BOARD OF DIRECTORS AND OF THE EXECUTIVE BOARD REQUIRED TO FILE THE 20-F FORM TO THE SECURITIES AND EXCHANGE COMMISSION - SEC; AND

XI. PREVIOUSLY APPROVE THE ENTERING INTO OF ANY LONG TERM AGREEMENTS BETWEEN THE COMPANY OR THE CONTROLLED COMPANIES THEREOF, IN ONE SIDE, AND THE CONTROLLING SHAREHOLDER OR CONTROLLED, AFFILIATED COMPANIES SUBJECT TO A COMMON CONTROL OR THEIR CONTROLLING COMPANIES, OR WHICH MAY OTHERWISE CONSTITUTE RELATED PARTIES TO THE COMPANY, ON THE OTHER SIDE, UNLESS THE AGREEMENT SHALL OBSERVE UNIFORM COVENANTS.

Sole Paragraph - Without prejudice to the provision established in Section 1 of art. 115 of Law no. 6.404/76, preferred share holders will be entitled to vote in resolutions of meetings

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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referred to in sub-clause XI hereof, as well as in those regarding the amendment or revoking of the following provisions of the Bylaws: I. sub-clause XI of Art. 11; II. sole paragraph of Art. 12, and III. article 41.

Art. 12 - The General Meeting will be called by the Board of Directors, and the Chairman thereof shall consubstantiate the respective act. It may also be called as provided for in the Sole Paragraph of art. 123 of Law no. 6.404/76, amended by Law no. 9.457, of 05/05/1997.

Sole Paragraph - In the assumptions of art. 136 of Law no. 6.404/76, amended by Law no. 9.457/97, the first call of the General Meeting will be made by a minimum 30 (thirty) days prior notice, and with a minimum 10 (ten) days prior notice, in second call.

Art. 13 - The General Meeting will be installed by the Director President of the Company, who will proceed to the election of a chairman and a secretary, chosen among the shareholders present. In the absence or impediment of the Director President, the Meeting may be installed by any Officer or by an attorney-in-fact duly vested with specific powers for such purpose, who will proceed to the election of the board, as established above.

Art. 14 - The works and resolutions of the General Meeting will be drawn up in a minutes in the appropriate book, signed by the members of the board and by the shareholders present, representing, at least, the majority required for the resolutions taken.

Section 1 - The minutes may be drawn up as a summary of the facts, including disagreements and complaints.

Section 2 - Except for resolutions in contrary by the Meeting, the minutes will be published omitting the signatures of the shareholders.

Art. 15 - Annually, in the four first months subsequent to the fiscal year-end, the General Meeting will ordinarily meet to: I. take the accounts of the administrators, examine, discuss and vote the financial statements; II. resolve on the destination of the net income of the fiscal year and dividends distribution; and III. elect the members of the Audit Committee and, as the case may be, the members of the Board of Directors.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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ART. 16 - THE GENERAL MEETING WILL MEET, EXTRAORDINARILY, WHENEVER THE COMPANY'S
INTEREST SHALL REQUIRE.

                                   CHAPTER IV

                            MANAGEMENT OF THE COMPANY

                                    SECTION I

                                  GENERAL RULES

Art. 17 - The Management of the Company will be exercised by the Board of Directors and the Executive Board, being their members exempted from rendering guarantee in order to exercise their functions.

Section 1 - The Board of Directors, a collegiate resolution body, exercised the senior management of the Company.

Section 2 - The Executive Board is the executive management body of the Company, each one of its members acting according to the respective competence, established by these Bylaws and the Board of Directors.

Art. 18 - The administrators take office according to the terms drawn up in the Minutes Book of the Meetings of the Board of Directors or the Executive Board, as the case may be.

SECTION II

BOARD OF DIRECTORS

Art. 19 - Besides the attributions provided for by law, the Board of Directors shall:

I. establish the general policy of the Company's business and follow up the execution thereof;

II.  call the General Meeting;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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                                                                  (TELEMAR LOGO)

III. approve and submit to the General Meeting the financial statements and the Management Report of the Company, therein included the consolidated statements;

IV. resolve on the distribution of interim dividends in the terms of Paragraph 3 of article 40 hereof;

V. elect and remove, at any time, the Company's Officers, establishing their attributions, respected the legal and statutory provisions;

VI. approve, by proposal of the Executive Board, the appointment or removal of an internal audit office holder;

VII. approve the annual budget of the Company, as well of the companies controlled by it, the form of the execution thereof and the Company's annual target and business strategy plan for the budget effectiveness period;

VIII. resolve, whenever delegated by General Meeting, on the conditions for the issue of debentures, as provided for in Section 1 of article 59 of Law no. 6.404/76;

IX. approve the Executive Board's proposal on the Company's Regulation, together with its respective organizational structure;

X. inspect the management of the Company's Officers, examine, at any time, the Company's books, request information on agreements entered into or about to be entered into or on any other acts;

XI.  elect and remove the independent auditors;

XII. approve and amend the Internal Regulation of the Board of Directors;

XIII. approve the interest increase in controlled or affiliated companies, in the country or abroad, the constitution of wholly-owned subsidiaries of the Company, the Company's interest in the capital of other companies, in the country and abroad, and the disposal, wholly or partial, of such interest;

XIV. authorize the acquisition of shares issued by the Company for purposes of canceling or remaining in treasury and subsequent disposal;

XV. resolve, in the form of law, on the issue of any securities, in the country or abroad;

XVI. determine the localization of the Company's head office, as well as to create and extinguish branches, agencies, offices, departments and representations anywhere in the domestic territory and abroad;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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XVII. define the terms and conditions of any issues of shares and subscription warrants within the limit of the authorized capital;

XVIII. authorize the waiver to the rights of subscription of shares, share convertible debentures or subscription warrants issued by controlled companies, regardless of their values;

XIX. approve investments in excess of R$10,000,000.00 (ten million reais), whenever not provided for in the Company's annual budget;

XX. approve any loan, financing or granting of any collateral or personal security made by the Company, within the period comprised by the budget then in effect, which, individually or cumulatively, exceed the value of R$10,000,000.00 (ten million reais);

XXI. in compliance with the provision established in sub-clause XI of article 11 hereof, authorize the execution of agreements of any nature, including transactions and waivers, implying obligations for the Company or representing values in an amount exceeding R$10,000,000.00 (ten million reais), not provided for in the Company's budget;

XXII. in compliance with the provision established in the other sub-clauses hereof with respect to permanent assets, authorize the Executive Board to acquire, dispose of and constitute mortgages or encumbrances of any nature upon permanent assets of the Company, in amounts representing liability equal to or in excess of R$10,000,000.00 (ten million reais), not provided for in the Company's annual budget.;

XXIII. in compliance with the provision established in article 101 of Law no.
     9.472, of 07/16/1997, authorize the disposal or encumbrance of reversible assets connected to telecommunication public utility services by controlled companies;

XXIV. appoint the Company's representatives in the management bodies of the companies of which the same has an interest in the capital stock, in the capacity of shareholder or quotaholder partner;

XXV. follow up the compliance of the obligations of the Company and its controlled companies before Agencia Nacional de Telecomunicacoes - ANATEL and price and tariff negotiations;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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                                                                  (TELEMAR LOGO)

XXVI. establish guidelines related to the remuneration criteria with respect to the Company's administrators and the controlled companies' administrators and members of the Audit Committee, as well as distribute the global amount of the remuneration established by General Meeting among the Directors and Officers of the Company, establishing their individual remuneration;

XXVII. authorize the rendering of guaranties by the Company on behalf of controlled companies and third parties;

XXVIII. determine the votes to be cast by the Company's representative in general meetings of its controlled and affiliated companies;

XXIX. approve, by proposal of the Executive Board, the institution in which the Company's shares will be maintained in a deposit account;

XXX. in compliance with the provision established in sub-clause XI of article 11 above, approve any individual operation the value of which exceeds R$10,000,000.00 (ten million reais), among the Company and its controlled companies, in one side, and their shareholders, their controlled, affiliated, controlling companies and companies under the common control thereof, on the other side;

XXXI. authorize the Company, as well as its affiliated and controlled companies, to enter into, amend or terminate a shareholders agreement;

XXXII. authorize investments in new businesses;

XXXIII. authorize the practice of gratuitous acts on behalf of the employees or the community, in view of the Company's responsibilities, and the rendering of guaranties for employees in case of interstate and/or intermunicipal transfers and/or reallocation shall not be deemed to be a matter depending on previous approval of the Board of Directors; and

XXXIV. perform any other functions or resolve on any other matters which are not of the competence of the General Meeting or which are delegated by it, such as defined herein and expressly in the law.

Art. 20 - The Board of Directors will comprise up to 11 (eleven) members, and equal number of alternates, being all of them shareholders of the Company.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


                                       13

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                                                                  (TELEMAR LOGO)

Sole Paragraph - The members of the Board of Directors will be elected by General Meeting and will hold their offices for three (3) annual periods, being considered an annual period the time comprised between two (2) General Ordinary Meetings.

Art. 21 - The Board of Directors shall appoint the Chairman of the body among its members.

Art. 22 - In case of vacancy in the office of Director, including the Chairman, his alternate will take the office completing the term of office of the Director replaced.

Section 1 - In his absences or temporary impediments, each Director will be substituted by his alternate, specifically for each meeting. In the assumption of absences or temporary impediments of the Chairman, he will be substituted by his alternate in the respective meetings, being the Board of Directors alternatively chaired by one of the Directors appointed by the Chairman himself.

Section 2 - In case of vacancy or impediment of the Director and in the absence of his alternate to fulfill the remaining term of office, the substitutes thereof will be appointed by the remaining Directors until the first General Meeting shall be held, in the form of law.

Art. 23 - The Board of Directors will meet, ordinarily, each two months of the calendar year and, extraordinarily, by call of the Chairman or of any two (2) Directors, the resolutions of which will be drawn up in the appropriate book.

Section 1 - The meetings of the Board of Directors shall be called in writing, with a minimum 5 (five) business days prior notice, and addressed to all Directors, specifying the date, place and time where the meeting will be held and the matters to be submitted to resolution.

Section 2 - Notwithstanding the provision established herein, it will be deemed to be regular a meeting of the Board of Directors to which all the members thereof, actual or alternate, shall attend.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


                                       14

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                                                                  (TELEMAR LOGO)

Art. 24 - The quorum for installation of the meetings of the Board of Directors will be the majority of the members and the resolutions will be taken by majority of votes of the Directors present.

SECTION III

EXECUTIVE BOARD

Art. 25 - The Executive Board will comprise, at least, two (2) and, at most, six
(6) members, being one (1) called Director President, one (1) called General Superintendent Director and the remaining Officers without a specific designation.

Sole Paragraph - The quorum of installation of the meetings of the Executive Board is the majority of the regular members, and resolutions will be taken by the favorable vote of the majority of the Officers present at the meeting.

Art. 26 - The members of the Executive Board will be elected by the Board of Directors and will have a term of office of three (3) annual periods, being considered an annual period the time comprise between two (2) General Ordinary Meetings.

Art. 27 - The Director President shall call the meetings of the Executive Board, to be made with two (2) business day prior notice. The meetings of the Executive Board will be chaired by the Director President.

Art. 28 - The Executive Board, being a collegiate body shall:

I. establish specific policies and guidelines derived from the general guidance of the business established by the Board of Directors;

II. elaborate the budget, the form of execution thereof and the Company's general plans, submitting them to approval by the Board of Directors;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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                                                                  (TELEMAR LOGO)

III. present to the Board of Directors proposals from controlled companies related to the general guidelines for organization, market and network development, and the investments plan and budget;

IV. present, from time to time, to the Board of Directors, the general evolution of the Company's business;

V. approve the agenda of proposals of the Company and its controlled companies for negotiation with the regulatory body;

VI. submit to the Board of Directors a proposal for appointment or removal of the internal audit holder;

VII. propose to the Board of Director the disposal of the permanent assets of the Company;

VIII. present a proposal to the Board of Directors on the Company's Regulation, together with the respective organizational structure;

IX. appreciate the Balance Sheet and the other financial statements and the Annual Report of the Company, as well as a proposal for income appropriation, submitting them to the Audit Committee, the Independent Auditors and the Board of Directors;

X. propose, respected the guidelines determined by the Board of Directors, criteria for remuneration of the Company's administrators;

XI. propose to the Board of Directors tables and respective readjustments in the remunerations and benefits granted to employees and their dependents;

XII. submit to the Board of Directors proposals related to the management and development of human resources formulated by its controlled companies, including the respective personnel;

XIII. present proposal to the Board of Directors regarding the job and salary plan, the regulation of personnel, staff and the benefit and advantage plan of the Company;

XIV. decide on the execution and implementation of its plans and programs related to human resource training and management;

XV. approve proposal of the companies controlled by the Company, to be submitted to Agencia Nacional de Telecomunicacoes - ANATEL, regarding telecommunication services tariff and price readjustment, according to the respective activities and concession areas;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

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                                                                  (TELEMAR LOGO)

XVI. approve rules for choosing telecommunication equipment and materials to be complied with by the controlled companies;

XVII. present to the Board of Directors reports containing evidences of the development of judicial and administrative proceedings of the Company's interest; and

XVIII. resolve on other matters of collective competence of the Executive Board, related to the ordinary management of the Company or attributed to the Executive Board by the Board of Directors.

Art. 29 - The Company, being complied with the provisions established in Paragraph One and Two below, will be represented, actively or passively, in any acts which may create obligations or release third party from obligations in respect to the Company, by two Officers jointly, or by two attorneys-in-fact appointed, in the form below, through a power of attorney specifying the relevant acts which may be practiced accordingly.

Section 1 - The Director President, or the attorney-in-fact appointed in the form below shall represent the Company in the general meetings of the companies controlled by or affiliated to it. In the terms of article 19, XXVIII hereof, the Company's representative shall present to the Chairman of the controlled or affiliated company's meeting the minutes of the meeting of the Board of Directors containing the voting direction of the Company.

Section 2 - The powers of attorney granted by the Company shall be executed by two (2) Officers jointly, being one of them, necessarily, the Director President, defining completely and accurately in the respective documents, the powers granted and the term of office, which, except for powers of attorney granted to attorneys to represent the Company in administrative or judicial proceedings, may not exceed one (1) year or the term of completion of office, prevailing the lesser. Besides restricting the term, ad negotia powers of attorney will void substitution.

Art. 30 - The Director President, will jointly specify the functions of each of the Officers, respecting the limits established by the Board of Directors of the Company in such respect. The Company's representation with the capital market regulatory bodies, as provided for in Instruction no. 202/93, amended by Instruction no. 309/99, both of the Securities

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

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                                                                  (TELEMAR LOGO)

Commission, may be exercised by either Officer, according to resolution by the Board of Directors of the Company.

Section 1 In his absences and temporary impediments, the Director President will be substituted by the General Superintendent Director. In case of absence and temporary impediment of the Director President and the General Superintendent Director, the Presidency will be exercised by one of the members of the Executive Board appointed by the Director President.

Section 2 In case of absence and temporary impediment of the other members of the Executive Board, including the General Superintendent Director, the office will be accumulated by an Officer appointed by the Company.

                                    CHAPTER V

                                 AUDIT COMMITTEE

ART 31 - THE AUDIT COMMITTEE IS THE BODY IN CHARGE OF INSPECTING THE COMPANY'S MANAGEMENT, AND IT MUST OPERATE PERMANENTLY.

Art. 32 - The Audit Committee will comprise from 3 (three) to 5 (five) regular members and equal number of alternates.

Section 1 - Elected by the General Ordinary Meeting, the members of the Audit Committee will have a term of office of one (1) annual period, thus considered the period comprise between two (2) General Ordinary Meetings, and they may be reelected, remaining in their offices until their successors shall take office.

Section 2 - The members of the Audit Committee, in its first meeting, will elect the respective Chairman, who shall comply with the resolutions of the body.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

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                                                                  (TELEMAR LOGO)

Section 3 - The Audit Committee may request the Company to appoint qualified personnel to act as secretary and provide technical support.

Art. 33 - The Audit Committee shall:

I. inspect the acts of the administrators and verify the compliance of their legal and statutory duties;

II. give an opinion on the annual management report, including in its opinion the complementary information which it may deem necessary or useful to be resolved by General Meeting;

III. give an opinion on proposals from the management bodies to be submitted to General Meeting, related to change in capital stock, issue of debentures or subscription warrants, investment plans or capital budgets, dividend distribution, transformation, merger or split-up;

IV. denounce to the management bodies and, in case they shall not take the necessary steps for protecting the Company's interests, to the General Meeting, errors, frauds and crimes which it may discover and suggest useful actions to be taken by the Company;

V. call a General Ordinary Meeting, in case the management bodies shall postpone for more than one (1) month said call, and an Extraordinary, whenever serious or urgent reasons shall occur, including in the agenda of the meetings the matters it shall deem necessary;

VI. analyze, at least quarterly, the trial balance and the other financial statements elaborated, from time to time, by the Company;

VII. examine the year-end financial statements and give an opinion on them; and

VIII. exercise the attributions provided for in law or defined by General Meeting, in case of liquidation of the Company.

Art. 34 - The Audit Committee will meet, ordinarily, once quarterly and, extraordinarily, whenever necessary.

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

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                                                                  (TELEMAR LOGO)

Section 1 - The meetings will be called by the Chairman of the Audit Committee or by any two (2) members of the Audit Committee.

Section 2 - The quorum of installation of the meetings of the Audit Committee is the majority of the acting members and resolutions will be taken by favorable vote of the majority of Directors present at the meeting.

Art. 35 - In case of vacancy in the office of member of the Audit Committee, the respective alternate will assume the remaining term of office of the substituted Director.

Section 1 - In his absences or temporary impediments, the member of the Audit Committee will be substituted by his alternate, specifically for each meeting.

Section 2 - Should a vacancy occur in the majority of offices and no alternates are available to be called, a General Meeting will be called to elect the substitutes.

Section 3 - The acting alternate will be entitled to the remuneration of the regular member, during the period in which the substitution shall occur, in a monthly basis.

                                   CHAPTER VI

                      FISCAL YEAR AND FINANCIAL STATEMENTS

Art. 36 - The fiscal year corresponds to the calendar year.

Art. 37 - Together with the financial statements, the management bodies of the Company will present to the General Ordinary Meeting a proposal on employees' profit sharing and on the appropriation of fiscal year net income, in the form of the legislation in effect.

Section 1 - Net income will be appropriated as follows:

I - 5% (FIVE PERCENT) TO LEGAL RESERVE, UNTIL REACHING 20% (TWENTY PERCENT) OF THE FULLY PAID-IN CAPITAL STOCK;

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.

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                                                                  (TELEMAR LOGO)

II - 25% (TWENTY-FIVE PERCENT) OF NET INCOME ADJUSTED IN THE FORM OF SUB-CLAUSE I, LETTERS A) AND B) OF ART. 202 OF LAW NO. 6.404/76 WILL BE OBLIGATORILY DISTRIBUTED AS MINIMUM COMPULSORY DIVIDENDS TO ALL SHAREHOLDERS, RESPECTED THE PROVISION ESTABLISHED IN THE FOLLOWING ARTICLE, AND SUCH VALUE SHALL BE INCREASED UP TO THE AMOUNT NECESSARY FOR PAYMENT OF PREFERRED SHARES PRIORITY DIVIDEND.

SECTION 2 - The Board of Directors may authorize an interim dividends distribution to the FISCAL YEAR PROFIT, RETAINED EARNINGS OR PROFIT RESERVE ACCOUNTS, BEING RESPECTED THE PROVISIONS ESTABLISHED IN ARTICLE 204 AND PARAGRAPHS THEREOF OF LAW NO. 6.404/76.

Art. 38 - The value corresponding to the minimum compulsory dividend will be preferably appropriated to the payment of preferred stock dividend up to the preferred limit, and then will be paid to common stock holders up to the same limit of preferred shares, being the balance, if any, equally apportioned among all shares

Sole Paragraph - Non-claimed dividends in the period of three (3) years will revert on behalf of the Company.

Art. 39 - The Company, by resolution of the Board of Directors, may pay or credit interest on own capital in the terms of Section 7 of article 9 of Law no. 9.249/95, of 12/26/1995, and pertinent legislation and regulation, up to the limit of the minimum compulsory dividends discussed in article 202, of Law no. 6.404/76, which will be imputed to those same dividends, even when included in the minimum preferred stock dividend.

                                   CHAPTER VII

                           LIQUIDATION OF THE COMPANY

Art. 40- The Company will be liquidated in the cases provided in law or by resolution of General Meeting, which will establish the form of liquidation and elect a liquidator.

                                  CHAPTER VIII

                                  MISCELLANEOUS

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


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                                                                  (TELEMAR LOGO)

Art. 41 - The approval, by the Company, through its representatives, of merger, split-up, amalgamation or dissolution of its controlled companies, will be preceded by an economic-financial analysis by an independent company of international reputation, confirming that an equitable treatment is being given to all interested companies, the shareholders of which will be granted broad access to the report of said analysis.

                       Eliana Jacinta de Azevedo Teixeira

                                  OAB/RJ 122904

                                              TELE NORTE LESTE PARTICIPACOES S/A
                                                   Extraordinary General Meeting
                                                      Held on December 29, 2004.


                                       22